UNITED STA TES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) Jan/27/2015

Commission File Number    000-54745

STARFLICK.COM

(Exact name of registrant as specified in its charter)

Nevada

(State of incorporation)

1361 Peltier D rive

Point Roberts, Washington 98281

(Address of principal executive offices)

(360) 303-9500

(Registrant's telephone number)

Indicate by check  mark whether the issuer ( I ) has filed all reports required to be filed by Section  13 or 15(d) of the Exchange Act during the preceding  1 2 months (or for such shorter period  that the registrant  was  required  to file such reports) . and (2) has been  subject to such filing requirements for the last 90 days .   YES [X]  NO [    ]

Indicate by check  mark  whether the registrant  has  submitted  electronically  and  posted  on  its corporate  Web site, if any, every  Interactive Data Fi le required to be submitted  and posted  pursuant to R ule 405 of Regulation  S-T (SS 232.405 of th is chapter) during the preceding  1 2 months

(or  for  such  shorter period  that the registrant  was required  to submit and post  such  files).    YES  [  ]

NO   [X]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non -accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated  filer, "accelerated filer," "non-accelerated  filer," and "smaller reporting company" in Rule  I 2b-2 of the Exchange Act. (Check one):

Large Accelerated Filer

[  ]

Non-accelerated Filer (Do not check if smalfer reporting company)

[  ]

Accelerated Filer

Smaller Reporting Company

[  ]

[X]

Ind icate by check mark whether the registrant is a shell company (as defined in Rule I 2b-2 of the Exchange Act).   YES [ ] NO  [X ]

APPLICABLE ONLY TO CORPORATE ISSUERS:

As of Jan/27/15 there were181,275,000 shares of the registrant's $0.00001 par value common stock issued and outstanding.

Item 5.06 Other Events.

On Dec/23 2013 Starflick.Com  Inc, made an investment in Black Rock Petroleum and created a subsidiary company currently listed on OTCBB trading under the symbol BKRP.

The terms of the transaction can be found in the Company's Form 10Q dated Dec/31/2013.

Therefore the Company has completed a transaction that had the effect of causing it to cease being a shell company, as defined in Rule 12b-2 under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARFLICK.COM

Jan/27/2015

Name:

Zoltan Nagy Title: President/CEO